Exhibit 10.13

English translation

Exclusive Asset Purchase Agreement

The Exclusive Asset Purchase Agreement (“this Agreement”) is entered into by the following parties in Shanghai, China on January 6, 2021:

Party A: Qizhi (Shanghai) Network Technology Co., Ltd.

Address: Building C, No.888, Huanhu West Second Road, Lingang New Zone, China (Shanghai) Pilot Free Trade Zone

Party B: Shanghai Wonder Education Co., Ltd.

Address: Room 175, 1/F, Block 1, No.588 Zixing Road, Minhang District, Shanghai

Party C:

Party C 1: Zhiying Xiao

ID Card No.: ***;

Party C 2: Huan Yao

ID Card No.: ***;

In this Agreement, Party A, Party B and Party C may be referred to individually as a “Party” or collectively as the “Parties”.

Whereas:

(1)	Party C is the registered shareholder of Party B and holds 100% of the equity of Party B;

(2)

Party A, Party B and Party C have entered into the Equity Pledge Agreement (the “Equity Pledge Agreement”), and the Exclusive Call Option Agreement (the “Exclusive Call Option Agreement”) on January 6, 2021; Party A and Party B have entered into the Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”) on January 6, 2021; Party A and Party C have entered into the Power of Attorney (the “Power of Attorney”) on January 6, 2021.

In this Agreement, Party A, Party B and Party C may be referred to individually as a “Party” or collectively as the “Parties”.

Therefore, the Parties reach the following agreement after negotiation：

1.	Transfer of Underlying Assets

1.1	Granting of rights

Party B hereby irrevocably grants an irrevocable exclusive right to Party A, based on which, Party A is entitled to, subject to the permission of the laws of China, purchase or designate one or several persons (the “Designee”) to purchase from Party B all or part of the intellectual property and all other assets owned by Party B currently or in the future (the “Underlying Assets”) at the price set forth in Article 1.3 hereof pursuant to the exercise steps it determines at its sole discretion (the “Underlying Asset Purchase Right”). Except for Party A and the Designee, no third party shall be entitled to the Underlying Asset Purchase Right. “Person” as used in this Article and this Agreement means an individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

Party C hereby irrevocably agrees to Party B’s transfer of the Underlying Assets to Party A and will actively facilitate the asset transfer, including but not limited to signing the shareholder resolution to approve the asset transfer.

1.2	Exercise steps

Party A’s exercise of the Underlying Asset Purchase Right is subject to the laws and regulations of China. When exercising the Underlying Asset Purchase Right, Party A shall provide Party B with a written notice (“Underlying Asset Purchase Notice”), which shall state: (a) The decision of Party A on the exercise of the Underlying Asset Purchase Right; (b) the Underlying Assets that Party A intends to purchase from Party B (the “Purchased Underlying Assets”); and (c) the date of purchase/date of transfer of the Underlying Assets.

1.3	Transfer price of Underlying Assets

Subject to the applicable laws, the transfer price of the Purchased Underlying Assets shall be the minimum price permitted by Chinese laws upon the transfer of the Purchased Underlying Assets. The parties agree that the transfer price of Underlying Assets under this Agreement can be offset with the amount payable by Party B to Party A.

1.4	Transfer of the Purchased Underlying Assets

Each time when Party A exercises the Underlying Asset Purchase Right:

(1)

Required by Party A, Party C shall cause Party B to approve the resolution on the transfer of the Purchased Underlying Assets by Party B to Party A and/or the Designee, and Party C shall waive any preemption rights it has (if any);

(2)

Party B shall sign the underlying asset transfer contract (“the Underlying Asset Transfer Contract”) with Party A or the Designee (as the case may be) for each transfer according to the provisions of this Agreement and the Underlying Asset Purchase Notice; and

(3)

The relevant parties shall sign all the other necessary contracts, agreements and documents (including but not limited to re-signing the lease contracts of the relevant assets) and take all the necessary actions to transfer the valid title and all the attached rights of the Underlying Assets to Party A and/or the Designee.

2.	Undertakings of Party B

(1)

Without the prior written consent of Party A, it shall not sell, transfer, mortgage, permit others to use or otherwise dispose of any underlying assets held by it from the date of execution of this Agreement;

(2)

It shall cause the general meeting and/or directors of Party B not to approve the sales, transfer, mortgage, permission on other’s use or other disposal of any underlying assets held by it without the prior written consent of Party A;

(3)	It shall promptly notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur with respect to the underlying assets;

(4)	It shall cause the general meeting and/or the board of directors of Party B to vote in favor of the transfer of the Purchased Underlying Assets under this Agreement at the request of Party A;

(5)

It shall execute all necessary or proper documents, take all necessary or proper actions, and file all necessary or proper complaints or defend all necessary and proper claims to maintain its ownership of the underlying assets;

(6)	It shall unconditionally and immediately transfer its underlying assets to Party A and/or the Designee at any time upon the request of Party A; and

(7)

It shall strictly comply with the provisions of this Agreement and other contracts entered into by the Parties, and earnestly perform all obligations under such contracts, and shall not perform any action or omission that may affect the validity and enforceability of such contracts.

3.	Representations and Warranties

3.1 Representations and warranties of Party A

Party A hereby represents and warrants to Party B on the signing date of this Agreement and each transfer day that:

(1)	Party A is a company duly incorporated and validly existing under the laws of China;

(2)

Party A executes and performs this Agreement within its corporate power and business scope; Party A has taken necessary corporate actions, obtained necessary authorizations and obtained the consent and approval of the third party and government authorities; and it has not violated the legal and contractual restrictions binding on or affecting it;

(3)	This Agreement constitutes a legal and binding obligation to Party A and is enforceable in accordance with the terms of this Agreement.

3.2 Representations and warranties of Party B and Party C

Party B and Party C hereby represent and warrant to Party A on the signing date of this Agreement and each transfer day that:

(1)

Party B has complete and exclusive ownership of the underlying assets, the use of the underlying assets will not infringe upon the rights and interests of any third party, and there is no litigation or other dispute concerning the underlying assets;

(2)

Party B executes and performs this Agreement within its corporate power and business scope; Party B has taken necessary corporate actions, obtained necessary authorizations and obtained the consent and approval of the third party and government authorities; and it has not violated the legal and contractual restrictions binding on or affecting it;

(3)	This Agreement constitutes a legal and binding obligation to Party B and Party C and is enforceable in accordance with the terms of this Agreement;

(4)

It has the power and capacity to execute and deliver this Agreement and any asset transfer contract to which it is a party and signed for the transfer of the purchased underlying assets according to this Agreement and perform its obligations under this Agreement and any underlying asset transfer contract. This Agreement and each of the Underlying Asset Transfer Contracts to which it is a party, when taking effect, constitute or will constitute a legal, valid and binding obligation on it and enforceable in accordance with its terms; and

(5)

The execution, delivery of this Agreement or any Underlying Asset Transfer Contract and the performance of its obligations under this Agreement or any Underlying Asset Transfer Contract will not: (i) violate any applicable Chinese laws; (ii) contravene its articles of association or other constitutional documents; (iii) result in a breach of any contract or document to which it is a Party or which is binding on it or constitute a breach of any contract or document to which it is a Party or which is binding on it; (iv) result in the breach of any condition relating to the grant and/or continued validity of any license or approval granted to it; or (v) result in termination or cancellation or imposition of additional conditions of any license or approval granted to it.

4. Effective Date and Term

This Agreement shall take effect on the date when duly signed by each party (and stamped in case of non-natural persons) and terminate when all the Underlying Assets are legally transferred to Party A and/or its designated entity or person according to this Agreement or when the Parties reach consensus for the termination.

5. Applicable Laws and Dispute Resolution

5.1	Applicable laws

The conclusion, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of China.

5.2	Dispute resolution

Any dispute in connection with the interpretation and performance of this Agreement shall be first resolved by the Parties through friendly negotiation. If the Parties fail to reach consensus on the dispute resolution in thirty (30) days after any party provides a written request to the other parties to resolve the dispute through friendly negotiation, any party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force. The arbitration place shall be Shanghai. The arbitration award shall be final and binding on the Parties.

6.	Notice

Unless a written notice is given to change the following address, the notices under this Agreement shall be delivered by hand, by fax or by registered mail to the following address. If the notice is sent by registered mail, the date of service shall be the date of receipt indicated on the receipt of the registered mail. If the notice is sent by hand or by facsimile, the date of service shall be the sending date. If the notice is sent by fax, the original shall be sent to the following address by registered mail or by personal delivery immediately after sending.

Party A: Qizhi (Shanghai) Network Technology Co., Ltd.

Attn: Zhiying Xiao

Address: Building C, No.888, Huanhu West Second Road, Lingang New Zone, China (Shanghai) Pilot Free Trade Zone

Email: ***

Party B: Shanghai Wonder Education Co., Ltd.

Attn: Zhiying Xiao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

Party C:

Party C 1: Zhiying Xiao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

Party C 2: Huan Yao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

7.	Confidentiality Obligations

The parties acknowledge and confirm that any oral or written information exchanged with each other in connection with this Agreement shall be considered confidential information. Each party shall keep all the confidential information confidential and shall not disclose any confidential information to any third party without the prior written consent of the other party, except for the following information: (a) any information known or expected to become known to the public (provided that it is not disclosed to the public by one of the receiving parties); (b) any information required to be disclosed under the applicable laws or rules or requirements of stock exchange; or (c) the information to be disclosed by any party to its legal advisors or financial advisers in connection with the transactions contemplated under this Agreement, provided that such legal advisers or financial advisers shall be subject to the confidentiality obligations similar to those in this Article. Any disclosure by any person or entity employed by any party shall be deemed as the disclosure by such Party, who shall be liable for breach of contract in accordance with this Agreement. This Article shall survive the termination of this Agreement for any reason.

8.	Further Warranty

The Parties agree to promptly execute such documents as may be reasonably necessary or favorable for the implementation of the provisions and purposes of this Agreement and to take such further action as may be reasonably necessary or favorable for the implementation of the provisions and purposes of this Agreement.

9.	Miscellaneous

9.1	Amendment, modification and supplement

This Agreement shall be amended, modified and supplemented only by a written agreement signed by each party.

9.2	Compliance with laws and regulations

Each Party shall observe and ensure that its operations are in full compliance with all the laws and regulations officially published and publicly available in China.

9.3	Entire agreement

Except as amended, supplemented or modified in writing after execution of this Agreement, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations and contracts, whether oral or written, with respect to the subject matter hereof.

9.4	Headings

The headings of this Agreement are for convenience only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

9.5	Language

This Agreement shall be in Chinese and executed in quadruplicate, with each party holding one duplicate each, and each duplicate shall have the same legal effect.

9.6	Severability

If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with valid ones through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

9.7	Successor

This Agreement shall be binding on and for the benefit of the successors and permitted assigns of each party.

9.8	Survival

(a) Any obligations incurred or due under this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

(b) Articles 5 and 7 and this Article 9.8 shall survive the termination of this Agreement.

9.9	Waiver

Any waiver of the terms and conditions of this Agreement by any party shall be made in writing and signed by the Parties. A waiver by a party in respect of a breach by another party in one case shall not be deemed to be a waiver by such party in respect of a similar breach by another party in another case.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first set forth above.

No text in this page, which is the signature page of the Exclusive Asset Purchase Agreement.

Party A: Qizhi (Shanghai) Network Technology Co., Ltd. (Seal)

/s/ Qizhi (Shanghai) Network Technology Co., Ltd.

Authorized representative: Zhiying Xiao

Party B: Shanghai Wonder Education Co., Ltd. (Seal)

/s/ Shanghai Wonder Education Co., Ltd.

Authorized representative: Jianjun Yu

Party C:

Party C 1： Zhiying Xiao

Signatory: /s/ Zhiying Xiao

Party C 2: Huan Yao

Signatory: /s/ Huan Yao